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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan, 1995 Equity Incentive Plan and Employee Stock Purchase Plan, of Coulter Pharmaceutical, Inc. of our report dated October 31, 1996 (except for Note 10 as to which the date is January 24, 1997) with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc., included in its Form S-1, as amended (No. 333-17661), filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
March 11, 1997